Exhibit 99.2

KIRKLAND’S HOME ANNOUNCES CEO RETIREMENT AND INTERIM TRANSITION PLAN

NASHVILLE, Tenn. (April 4, 2023) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, has announced that President and Chief Executive Officer (CEO) Steve “Woody” Woodward will be retiring, effective May 31, 2023. The Company’s board of directors is in the process of evaluating its options for a permanent successor.

Ann Joyce, who currently serves as a board member for Kirkland’s Home, will be stepping into the role of Interim CEO until a successor is named. Joyce brings an extensive background in the retail industry, having served in various executive and senior-level positions for notable companies such as Chico’s FAS (NYSE: CHS), Aeropostale and Ralph Lauren.

Kirkland’s Home also announced that Amy Sullivan, the Company’s Senior Vice President and Chief Merchandising and Stores Officer, has been promoted to the role of President and Chief Operating Officer. Sullivan has served in various senior level merchandising positions with Kirkland’s Home for more than a decade, with a proven track record enhancing the quality and design of the Company’s merchandise offerings. In recent years, her leadership role expanded to include global sourcing, stores and omni-channel operations. Prior to her tenure at Kirkland’s Home, she held senior-level positions for Express, Lands’ End, Kohl’s and JCPenney.

“On behalf of our board, I would like to thank Woody for his tremendous service and dedication to Kirkland’s Home over the years,” said R. Wilson Orr, Chairman of Kirkland’s Home. “As we begin to navigate this transition, I’m pleased we have an experienced retail executive in Ann to lead our organization. Ann brings a wealth of experience in retail operations that has proven to be of significant value at the board level. We also congratulate Amy on her well-deserved promotion and enhanced leadership role. We look forward to both of their further contributions in these new roles as we focus on reinvigorating our customer base and returning to profitability.”

Commenting on his retirement, Woodward stated: “It has been a pleasure serving Kirkland’s Home, and I’m thankful for the resiliency shown across our entire organization as we’ve navigated the unprecedented macroeconomic challenges of these last few years. Despite these challenges, I’m proud to say we made significant strides improving the quality and design of our merchandise, refreshing the look and feel of our stores, enhancing our omni-channel experience and optimizing our distribution footprint. I firmly believe that Ann, Amy, and our entire leadership team are well equipped to position the Company for long-term success.”

Woodward and CFO Mike Madden will be hosting a conference call to discuss the Company’s fourth quarter and fiscal year 2022 results today at 9:00 a.m. Eastern time. For details to listen to the conference call, please visit the investor relations page on the Company’s website at www.kirklands.com.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home décor and furnishings in the United States, currently operating 344 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements deal with potential future circumstances and developments and are, accordingly, forward-looking in nature. You are cautioned that such forward-looking statements, which may be identified by words such as "anticipate," "believe," "expect," "estimate," "intend," "plan," "seek," "may," "could," "strategy," and similar expressions, involve known and unknown risks and uncertainties, which may cause the Company's actual results to differ materially from those stated in or implied by the forward-looking-statements. All forward-looking-statements should be evaluated in the context of, and are qualified in their entirety by, those risks, uncertainties and other factors that are more fully described in the Company's filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 25, 2022 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, the Company disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.